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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated April 17, 1998, accompanying the consolidated financial statements and schedule of Nautica Enterprises, Inc. appearing in the Annual Report on Form 10-K for the year ended February 28, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/

GRANT THORNTON





New York, New York

August 5, 1998